Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                    Pursuant to Article 6 of the Cooperative
                   Corporations Law of the State of New York


         We, the undersigned, producers of agricultural products, for the purpose of forming a corporation pursuant to Article 6 of the Cooperative Corporations Law of the State of New York, do hereby make, sign and acknowledge and file this Certificate for that purpose as follows:

         1.   The name of the corporation is Pro-Fac Cooperative, Inc.

         2.   The purposes for which the corporation is to be formed are:

      (a) To engage in activities connected with the marketing, processing, manufacture and sale of agricultural products, including, without limitation, the purchase, financing, production, manufacture, warehousing, cultivating, harvesting, preservation, drying, processing, cleansing, canning, blending, packing, grading storing, handling, utilization, shipping, marketing, merchandising, and selling of agricultural and food products of its members and the by-products thereof.

      (b) To engage as a cooperative purchasing association in activities relating to the purchase of supplies for producers of agricultural products.

      (c) To perform services connected with the acquisition for its members of supplies and articles of common use, including livestock, equipment, machinery, food products and family and other household and personal supplies to be used or consumed by members, their families and guests.

      (d) To do all and everything incidental and necessary for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinabove set forth or permitted under Paragraphs 13 and 14 of Article 2 as limited by said
      Article 6 of the Cooperative Corporation Law of the State of New York, individually or as agent either alone or in association with other corporations, firms or individuals.

         3.   Its duration shall be perpetual.

         4. Its principal business office is to be located at City of Rochester, County of Monroe, State of New York.

         5. The number of its directors shall be such number not less than 5 nor more than 18 as the Bylaws shall from time to time provide.

         6. The aggregate number of shares of stock which the Corporation shall have the authority to issue is 60,000,000, of which 5,000,000 shares of the par value of $5 per share shall be designated as Common Voting Stock, 5,000,000 shares of the par value of $25 per share shall be designated as Non-Cumulative Preferred Stock, 10,000,000 shares of the par value of $1 per share shall be designated


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as Class A Preferred Stock, 10,000,000 shares of the par value of $1 per share shall be designated as Class B Preferred Stock, 10,000,000 shares of the par value of $1 per share shall be designated as Class C Preferred Stock, 10,000,000 shares of the par value of $1 per share shall be designated as Class D Preferred Stock, 10,000,000 shares of the par value of $1 per share shall be designated as Class E Preferred Stock.

         The designation, rights, preferences, privileges, voting powers and limitations of said classes of stock are as follows:

      (a) The shares of the Non-Cumulative Preferred Stock may be issued in one or more annual series, which the Board of Directors shall have the authority to establish, the shares of each such series to be designated by the year of issuance so as to distinguish them from shares of all other series.

      The holders of the Non-Cumulative Preferred Shares shall be entitled to receive as and when declared by the Board of Directors out of funds legally available therefor dividends at such rate as may, from time to time, be determined by the Board of Directors, but not less than 6 percent per annum of the par value of such shares. Such dividends, if any, shall be non-cumulative and shall be payable at such times as shall be determined by the Board of Directors. After full non-cumulative dividends at the rate determined by the Board of Directors for the then current year shall have been declared and paid or set apart for payment to the holders of Preferred shares, dividends may be declared and paid or set apart for payment to the holders of Common shares.

      Subject to the foregoing provisions, the Non-Cumulative Preferred Stock shall not be entitled to participate in any other or additional surplus or net profits of the corporation. The corporation shall be entitled from time to time to retire the whole or any portion or series of its Non-Cumulative Preferred Stock upon payment of the par value of such stock plus all accrued dividends unpaid at the date of such retirement. Such retirement shall be effected by payment out of funds legally available for such purpose, but no such stock shall be redeemed for cash under circumstances which would produce any impairment of the capital or capital stock of the corporation. Such retirement shall be on such other terms and conditions as may be determined by the Board of Directors, provided that no shares of the Non-Cumulative Preferred Stock shall be retired except upon 90 days' written notice of such retirement given to the holders thereof.

      Upon dissolution or other termination of the Corporation or its business, or the distribution of its assets, prior to any payment to the holders of the Common Voting Stock, the holders of the Non- Cumulative Preferred Stock shall first receive the full par value of such stock, together with the amount of such dividends as have been declared but are unpaid as of such distribution of payment.

      (b) Each of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and



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      the Class E Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Class A Preferred Stock, Class B Preferred Stock, the Class C Preferred Stock, Class D Preferred Stock or Class E Preferred Stock, as the case may be, and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series of any such class of preferred stock, to fix the following:

           (i) The distinctive serial designation of such series which shall distinguish it from other series;

           (ii) The number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating the series;

           (iii) The annual dividend rate (or method of determining such rate) for shares of such series, the date or dates upon which, and the form or method of payment in which, such dividends shall be payable and, subject to paragraph (c) below, the relative priority of the right to such dividends;

           (iv) Whether dividends on the shares of such series shall be cumulative or non-cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

           (v) The amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation and, subject to paragraph (c) below, the relative priority of the right to such distribution;

           (vi) The price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

           (vii) The obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligations;

           (viii)The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon with the shares of such series shall be convertible at the option of the holder into shares of any class of stock or into shares of any other series of such class



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           of preferred stock, except into share of a class having rights or preferences as dividends or distribution of assets upon liquidation which are prior or superior in rank to those of the shares being converted;

           (ix) The voting rights, if any, of the shares of such series in addition to those required by law; and

           (x) Any other relative designations, rights, preferences, privileges, voting powers or limitations of the shares of the series not inconsistent herewith or with applicable law.

      (c) All shares of Class A Preferred Stock, Class B Preferred Stock, , Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock (i) shall rank senior in priority to the Common Voting Stock and, as determined by the Board of Directors, on a parity with or junior in priority to the Non-Cumulative Preferred Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) shall, with respect to other shares of its class, be of equal rank with respect to all other shares of such class, regardless of series, and (iii) shall be identical in all respects except as provided in paragraph (b) above. The shares of any one series of the Class A Preferred Stock, the Class B Preferred Stock, , the Class C Preferred Stock, the Class D Preferred Stock or the Class E Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative. In case the stated dividends or the amounts payable on liquidation are not paid in full, the shares of any series of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred
      Stock or the Class E Preferred Stock shall share ratably with the shares of all other series of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock or Class E Preferred Stock, as the case may be, in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall, as determined by the Board of Directors and subject to applicable law, be canceled and thereupon restored to the status of authorized but unissued Class A Preferred Stock, Class B Preferred Stock, Class C Preferred
      Stock, Class D Preferred Stock or Class E Preferred Stock, as the case may be, undesignated as to series, or retained as treasury shares.




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      (d) Except as otherwise provided by the Board of Directors in accordance with paragraph (b) above in respect of any series of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the
      Class D Preferred Stock or the Class E Preferred Stock or as otherwise expressly required by law, all voting rights of the Corporation shall be vested exclusively in the holders of the Common Voting Stock. Each holder of Common Voting Stock shall have one vote regardless of the number of such shares held by such shareholder. When two or more holders of Common Voting Stock join in an agricultural venture which markets crops through the Corporation, the Board of Directors shall in its discretion determine whether such venture is a single agricultural enterprise for which the holders of the Common Voting Stock who participate in the enterprise shall have one vote among them or whether the venture is a multiple enterprise entitling the holders of Common Voting Stock who participate in the enterprise to more than one vote.

      Any holder of Common Voting Stock who ceases to be a producer of agricultural products which he sells to the Corporation shall be obligated to dispose of his Common Voting Stock as provided in the Bylaws of the Corporation.

      Upon dissolution or other termination of the Corporation or its business, or the distribution of its assets, after payment to the holders of Non-Cumulative Preferred Stock, Class A Preferred Stock, Class B Preferred Stock, , Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock as herein provided, out of funds so remaining there shall first be paid to the holders of the Common Voting Stock the par value thereof, together with the amount of such dividends as may have been declared but are unpaid as of such distribution and payment. Should there be insufficient funds to make such payment, then the holders of such Common Voting Stock shall share such funds as are available in such proportion as the par value of and accrued dividends on their stock shall bear to the total par value of and accrued dividends on all outstanding Common Voting Stock. After payment to the holders of all classes of stock as herein provided, the funds remaining shall be distributed as provided by law and in the Bylaws of the Corporation.

         7. The following provisions are adopted for the regulations of the business and conduct of the affairs of the corporation:

      (a) No transaction, right or liability entered into, enjoyed or incurred by or in respect of the corporation, shall be affected by the fact that any director or directors of the corporation are or may have been personally interested in or concerning the same, and each director of the corporation is hereby relieved of and from any and all liability which otherwise might prevent him from contracting with the corporation for the benefit of himself, or any firm, association or corporation, in which in any way he may be interested.




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      (b) The Board of Directors may, from time to time, sell any or all of the unissued capital stock of the corporation, whether the same be any of the original authorized capital or of any increase thereof, without first offering the same to the stockholders then existing, and all such sales may be made upon such terms and conditions as by the Board may be deemed advisable, and may restrict a purchase, sale, distribution, transfer, owning and holding of stock as fully and to the extent as authorized by the Cooperative Corporations Law.

      (c) The earnings and savings of the corporation, after payment of dividends as aforesaid and after deduction of reserve and other funds in amounts required or permitted by law to be established, shall be distributed, whether in the form of stock, cash, or evidence of indebtedness, or notices of equity or participation or in services, proportionately and equitably among the persons for whom it does business, on the basis of the amount of sales, purchases or other services, rendered to or by such persons, and within the limits of law provided.

      (d) No director of the corporation shall be personally liable to the corporation or to any member or shareholder for damages for any breach of duty in such capacity except where a judgment or other final adjudication adverse to such director establishes: (i) that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or (ii) that the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or (iii) that the director's acts violated Section 719 of the New York Business Corporation Law. If the New York Business Corporation Law or Cooperative Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the corporation shall be eliminated or limited to the fullest extent permitted by the New York Business Corporation Law and Cooperative Corporation Law, as so amended.

         8. The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of such process served upon him is P.O. Box 682, Rochester, New York 14603.




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         IN WITNESS WHEREOF, we have made and subscribed this certificate in duplicate this 3rd day of February 1995.



                                            /s/Albert P. Fazio
                                            --------------------------
                                            Albert P. Fazio, President


                                            /s/Thomas R. Kalchik
                                            --------------------------
                                            Thomas R. Kalchik
                                            Assistant Secretary




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